Exhibit 10.5

合约Loan Agreement

日期：2020年6月15日

Date: 15th June 2020

通过电子邮寄签署（sign via email）

甲方：刘淑华

Party A: Shu Hua Liu

乙方Party B: Summit Networks Inc. (SNTW)

甲乙双方因资金借贷问题达成如下意见。

Party A and Party B agree as following regarding the capital lending.

甲方,刘淑华作为乙方的股东，同意为乙方垫付流动资金10.5万美金，提供并购项目运作支持。

Party A, Shu hua Liu, as shareholder of Party B, agrees to lend 105,000 in US dollar to party B as financial support for merging and acquiring projects.

并确认以下条款 And also confirm the following terms：

1， 资金用于借贷来入账。

The fund can be recorded as loan.

2， 不计算利息。

Interest is not requested.

3， 在乙方第一次融资后还款。

Party B shall repay after the first financing.

甲方 Party A：	/s/Shu Hua Liu
Shu Hua Liu

乙方Party B：	Summit Networks, Inc.

/s/Shu Hua Liu
CEO: Shu Hua Liu

/s/Chao Long Huang
CFO: Chao Long Huang